Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire Senior Vice President and Chief Financial Officer 919-862-1000	Mike Freeman Executive Director, Investor Relations and Corporate Communications 919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES ACCELERATION OF STOCK OPTION VESTING

RALEIGH, NC, January 5, 2005—Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that on December 30, 2005, the Company’s Board of Directors, acting upon the recommendation of its independent Compensation Committee, approved the acceleration of the vesting of all outstanding unvested stock options. The acceleration was effective on December 30, 2005. The Board took the action with the belief that it is in the best interests of stockholders, as it will eliminate the Company’s stock compensation expense in future periods in light of new accounting regulations effective beginning in fiscal year 2006.

As a result of the accelerated vesting, previously unvested options to purchase approximately 3.6 million shares of common stock, with a weighted average exercise price of $16.78 per share, vested in full effective December 30, 2005. Accelerated options to purchase approximately 1.8 million shares had exercise prices higher than the $17.73 per share closing price of our stock on Nasdaq on December 29, 2005, the last trading day before the Board action. As a result of this action, the Company anticipates that stock-based compensation expense of approximately $0.5 million will be included in the Company’s fourth quarter 2005 results of operations. This anticipated non-cash expense will reduce GAAP fully diluted earnings per share by approximately $0.01 for 2005.

The purpose of accelerating the vesting of outstanding unvested options is to enable the Company to eliminate stock-based compensation expense associated with these options in future periods after its adoption of Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” in January 2006. As a result of the acceleration, and based on certain assumptions about stock price appreciation, the Company estimates that it has eliminated stock-based compensation expense of approximately $16.2 million in 2006, $14.6 million in 2007, $9.4 million in 2008 and $3.5 million in 2009. By accelerating the stock option vesting and incurring the associated expense in 2005, the Company is expecting to eliminate a charge of approximately $0.31 per fully diluted share in 2006 based on a 50 million weighted-average share count.

The independent Compensation Committee of the Board of Directors is formulating a new equity incentive compensation program for consideration by the full Board. At this time, Salix expects that the new program will involve restricted stock grants under its existing 2005 Stock Plan as incentive compensation. This new incentive compensation program should be approved and implemented during the first quarter of 2006.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to acquire late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the Nasdaq National Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

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Please note: This press release contains forward-looking statements regarding future events, including final 2005 results of operations, anticipated stock-based compensation charges avoided in future periods and the Company’s anticipated new incentive compensation program. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include: those inherent in making estimates of future stock prices, expenses and results of operations; potential adverse stock market reaction to the option acceleration or new incentive compensation program or their effects on our reported operating results or financial condition; the possibility that our Compensation Committee or Board could determine to institute a different incentive compensation program with negative effects on our reported operating results or financial condition; and the risks that the change in our incentive compensation program could hinder employee hiring, retention or motivation, and therefore hurt our operating performance. In addition, to understand the other risks involved in our business and owning our stock, you should read the documents that the Company files from time to time with the Securities and Exchange Commission.